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                               VOTING AGREEMENT

         THIS AGREEMENT, dated as of February 7, 1997, by and among BH Funding, LLC ("BH" or the "Voting Trustee"), Interiors, Inc. (the "Shareholder"), and Decor Group, Inc., a Delaware corporation (the "Corporation").

         WHEREAS, the Shareholder is presently the owner of twenty million (20,000,000) shares of the Corporation's issued and outstanding shares of Series B Non-Convertible Preferred Stock of the Corporation, par value $.0001 per share (the "Shares"); and

         WHEREAS, the Shareholder is a party to that certain Voting Agreement dated September 3, 1996 by and among the Shareholder, the Corporation, Max Munn, Matthew Harriton, and Michael Lulkin (the "Initial Agreement"); and

         WHEREAS, the Initial Agreement terminates on December 31, 1997; and WHEREAS, it is deemed in the best interest of the Shareholder and the Corporation that, the voting power of the Shares held by the
Shareholder to vote the Shares on all matters presented to the shareholders of the Corporation, be vested in the Voting Trustee to the extent and upon the terms and conditions stated herein.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Simultaneously with the execution of this Agreement, the Shareholder shall deliver to the Voting Trustee, undated proxies representing the Shares owned by the Shareholder, duly executed by the Shareholder on its behalf, in favor of the Voting Trustee (collectively, the "Proxies").


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         2. The Voting Trustee shall vote the Shares represented by the
Proxies under the terms and conditions set forth herein.

         3. The Shareholder shall be entitled, during the term of this Agreement, to all cash dividends and other distributions, if any, with respect to the Shares, including stock splits and dividends.

         4. As long as this Agreement is in effect, the Voting Trustee, in its unrestricted discretion, shall have and is empowered and authorized to have, the power and right to represent the holder of the Shares, and to vote said Shares by exercising the Proxies, as in the sole judgement of the Voting Trustee may be in the best interest of the Corporation, at all meetings of the shareholders of the Corporation (and by written consent in lieu thereof), in the election of directors and upon any and all matters and questions which may be brought before such meetings, as fully as the Shareholder might do if personally present; provided however, that the Voting Trustee shall not cause the issuance of any shares of capital stock of the Corporation or which shall result in the dilution of the Shareholder's percentage ownership of the total voting stock of the

Corporation. Further, the Shareholder agrees to refrain from acting in any manner which would negatively impact the Company or the activities of the Company's Board of Directors.

         5. The Voting Trustee shall serve without compensation as trustee and shall not be required to give bond or security for the discharge of its duties under this Agreement. It will exercise the powers and perform the duties of a voting trustee hereunder according to its best judgment in the interest of the Corporation.


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         6. The Voting Trustee may employ counsel and such agents as it may deem desirable, may remove them with or without cause, and may fix the powers, duties and compensation of such attorneys and agents.

         7. The Voting Trustee shall have the right to cause the Corporation, to the extent the Corporation is legally able to do so, to indemnify and hold harmless the Voting Trustee, against any and all losses, claims, damages or liabilities, to which the Voting Trustee may become subjected, by reason of any action taken by it as Voting Trustees under this Agreement. The Voting Trustee shall not incur any responsibility as shareholder, trustee or otherwise for any mistake, act or omission of any attorney, agent or by reason of any kind taken or omitted by them except for their own gross negligence.

         8. In the event that the Voting Trustee shall become unable to serve as a Voting Trustee, then such Voting Trust shall select, in its sole discretion, a replacement Trustee, or such Trustee may request that the remaining Trustee select a replacement Trustee.

         9. The Voting Trust hereby created shall commence on January 1, 1998, and shall continue until the earlier of (i) the date upon which the Shareholder fully and completely satisfies all of its obligations under that certain Credit Agreement entered into between BH and Shareholder dated as of February 7, 1997, the date hereof (the "Credit Agreement") or (ii) ten (10) years from the date hereof (the "Termination Date").

         10. A duplicate copy of this Agreement shall be filed in the principal office of the Corporation in the State of New York.

         11. Any and all notices required or permitted to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given


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when personally delivered or mailed by certified or registered mail, or by private overnight mail service (e.g. Federal Express) addressed to the addresses set forth below, or at such other address as any party entitled to receive notice may specify by notice to all other parties given as aforesaid:

                  If to Shareholder:

                  Interiors, Inc.
                  320 Washington Street
                  Mt. Vernon, New York 10533

                  If to Corporation:

                  Decor Group, Inc.
                  320 Washington Street
                  Mt. Vernon, New York 10553

                  If to the Voting Trustee:

                  To its respective address on the books and records of the Corporation.

         12. The validity of this Agreement, or any part hereof, and the interpretation of all the provisions herein, shall be governed by the laws of the State of New York and each of the parties hereto consents to the jurisdictions of the federal and state courts located in the State of New York.

         13. The invalidity of any term or provision of this Agreement shall not affect the validity of the remainder of this Agreement.

         14. This Agreement shall bind and benefit the parties hereto, their heirs, administrators, executors, successors, and assigns.

         15. This Agreement may be executed simultaneously in one or more original or


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facsimile counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument. This Agreement may only be modified by a writing signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in duplicate on the date first above written.


                                                 INTERIORS, INC.

                                                 By:   /s/ Max Munn
                                                    -------------------------
                                                 Name:  Max Munn
                                                 Title: President


                                                 DECOR GROUP, INC.

                                                 By:  /s/ Max Munn
                                                    -------------------------
                                                 Name:  Max Munn
                                                 Title: Chairman of the Board

                                                 BH FUNDING, LLC, as trustee

                                                 By:  /s/ Randolph Pace
                                                    -------------------------
                                                    Randolph Pace


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